UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 - 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2009, The Valspar Corporation, a Delaware corporation (“Valspar” or the “Company”), entered into an Underwriting Agreement with several underwriters represented by Banc of America Securities LLC, Goldman, Sachs & Co. and Wachovia Capital Markets, LLC for the sale of $300,000,000 aggregate principal amount of the Company’s 7.250% Senior Notes due 2019 (the “Notes”). The sale of the Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-142058), filed with the SEC on April 12, 2007, together with a prospectus supplement dated June 16, 2009 and filed with the SEC on June 19, 2009 (the “Prospectus Supplement”).

The Notes were issued under an indenture (the “Base Indenture”), dated as of April 24, 2002, between the Company and The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, N.A.), as trustee, as supplemented by a Third Supplemental Indenture, dated as of June 19, 2009, between the Company and U.S. Bank National Association, as trustee (the “Supplemental Indenture”). The description of the terms of the Base Indenture, as supplemented by the Supplemental Indenture (as supplemented, the “Indenture”), are incorporated herein by reference to the disclosures contained in Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 19, 2009, the Company issued $300,000,000 aggregate principal amount of Notes pursuant to the Indenture. The Company intends to use the net proceeds of the Notes primarily to repay a portion of its commercial paper borrowings and borrowings under existing bank credit facilities.

The Notes will mature on June 15, 2019. Interest on the Notes will accrue from June 19, 2009 and will be payable on June 15 and December 15 of each year, beginning December 15, 2009. The Notes are unsecured and unsubordinated obligations and rank equally with all of the other unsecured and unsubordinated debt of the Company outstanding from time to time.

The Company may redeem the Notes prior to maturity at its option, at any time in whole or from time to time in part, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; and (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points; plus, in each case, accrued interest to, but not including, the redemption date. If the Company experiences a “change of control repurchase event” (which is defined in the Supplemental Indenture and involves a change in control and related rating of the Notes below investment grade), the Company may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

The Indenture contains certain covenants. These covenants restrict the Company’s ability to incur debt secured by liens or engage in certain sale-leaseback transactions. These covenants are, however, subject to significant exceptions. The Company is also subject to a covenant concerning consolidations, mergers and transfers of substantially all of the Company’s property and assets.

Terms of the Indenture and the Notes are more fully described in the section of the Prospectus Supplement entitled “Description of the Notes.” The description above is a summary and is qualified in its entirety by the Base Indenture and Supplemental Indenture, filed herewith as Exhibits 4.1 and 4.2 respectively and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated June 16, 2009, by and among the Company and several underwriters represented by Banc of America Securities LLC, Goldman, Sachs & Co. and Wachovia Capital Markets, LLC.

4.1

Indenture dated as of April 24, 2002, between the Company and The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, N.A.), as trustee (as successor to Bank One Trust Company, N.A., as trustee) (incorporated by reference to Exhibit 4(b) to the registrant’s Form 10-K for the year ended October 25, 2002).

4.2

Third Supplemental Indenture, between the Company and U.S. Bank National Association, as trustee, dated as of June 19, 2009, to Indenture dated as of April 24, 2002, between the Company and The Bank of New York Trust Company, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: June 23, 2009	/s/ Rolf Engh
	Name:	Rolf Engh
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 16, 2009, by and among the Company and several underwriters represented by Banc of America Securities LLC, Goldman, Sachs & Co. and Wachovia Capital Markets, LLC.

4.2

Third Supplemental Indenture, between the Company and U.S. Bank National Association, as trustee, dated as of June 19, 2009, to Indenture dated as of April 24, 2002, between the Company and The Bank of New York Trust Company, N.A.